Exhibit T3B.9

EXHIBIT A

BY-LAWS

OF

QUANTRONIX CORPORATION

ARTICLE I

Stockholders

Section 1. Meetings of stockholders shall be held at the principal office of the Company or at such other place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 2. Beginning with the year 1970, the annual meetings of stockholders shall be held on such date during the month of June and at such time as shall be fixed by the Board of Directors, at which the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3. Special meetings of the stockholders may be called by the Board of Directors or by the holders of a majority of the outstanding stock of the Company.

Section 4. Written notice of all meetings of the stockholders shall be mailed to or delivered to each stockholder at least ten, but not more than fifty, days prior to the meeting. Notice of any meeting shall state in general terms the purposes for which the meeting is to be held and no other business shall be transacted except as stated in such notice.

Section 5. The holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted that might have been transacted on the original date of the meeting.

Section 6. At all meetings of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such

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share standing in his name on the books of the Company. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders of the Company present in person or by proxy at such meeting and voting thereon, a quorum being present.

Section 7. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors of election, to receive, canvass and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector at any meeting for the election of directors.

Section 8. The President shall preside at all meetings of the stockholders; and, in the absence of the President, the Board of Directors may appoint any other officer or any stockholder to act as chairman of any meeting.

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Section 9. The Secretary or an Assistant Secretary of the Company shall act as secretary of all meetings of the stockholders; and, in their absence, the chairman of the meeting shall appoint a person to act as secretary of the meeting.

ARTICLE II

Board of Directors

Section 1. The property, business and affairs of the Company shall be managed and controlled by the Board of Directors. The Board of Directors shall consist of not less than three nor more than eleven directors. Within the limits specified, the number of directors shall be determined by resolution of the Board of Directors, or by the stockholders at the annual meeting.

Section 2. Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation or increase in the number of directors or otherwise, it may be filled by the Board of Directors for the balance of the term, or, if the Board has not filled such vacancy, it may be filled by the stockholders at the next annual meeting of stockholders.

Section 3. The Board of Directors may hold meetings

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and keep books within or without the State of Delaware, but, unless otherwise specified in the notice of meeting or ordered by the Board, all meetings of the Board of Directors shall be held at the executive offices of the Company.

Section 4. The annual meeting of the Board of Directors, of which no notice shall be necessary provided a majority of the whole Board shall be present, shall be held immediately following the annual meeting of stockholders or immediately following any adjournment thereof at which directors shall have been elected for the ensuing year, or at such other time and place as may be designated in a notice of meeting, for the purpose of the organization of the Board and the election or appointment of officers for the ensuing year, and for the transaction of such other business as may be brought before such meeting.

Section 5. Regular meetings of the Board of Directors, other than the annual meeting, shall be held at such times and places and on such notice, if any, as the Board of Directors may from time to time determine.

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Section 6. Special meetings of the Board of Directors may be called by order of the President and shall be called at the request of any two directors. Notice shall be given of the time and place of each special meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same at least one day before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by law, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

Section 7. At meetings of the Board of Directors, the President shall preside. A majority of the members of the whole Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of

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Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

Section 8. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Company for ordinary and reasonable expenses incurred in the performance of their duties; the foregoing shall not be construed as prohibiting the payment to any director of compensation for services rendered in any other capacity.

ARTICLE III

Officers

Section 1. The Board of Directors shall elect the following executive officers: A President, one or more Vice Presidents, a Treasurer, and a Secretary; and it shall elect or appoint from time to time such other or additional officers (including without limitation one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries) as in its opinion are desirable for the conduct of the business of the Company.

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Section 2. The term of all executive officers shall be for one year, or until their respective successors are chosen and qualify. Any officer or agent shall be subject to removal for or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. Vacancies in any office may be filled at any regular or special meeting of the Board.

Section 3. The officers of the Company shall, unless otherwise ordered by the Board of Directors, each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The President shall be the chief executive officer of the Company.

Section 4. Unless otherwise ordered by the Board of Directors the President or any Vice President shall have full power and authority on behalf of the Company to attend and to vote at any meeting of stockholders of any corporation in which this Company may hold stock, and may exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock at any such

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meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Company in connection with the exercise by the Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE IV

Capital Stock

Section 1. Certificates for stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 2. Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly

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executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Company or its agents may require.

Section 3. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE V

Miscellaneous

Section 1. The seal of the Company shall be circular in form and shall contain the name of the Company and the year and State of incorporation.

Section 2. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Company.

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ARTICLE VI

Amendment

The Board of Directors shall have power to make, alter and repeal By-Laws of the Company by a vote of a majority of the whole Board at any regular or special meeting of the Board, subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

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